United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

VR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
1615 Chester Road, Chester, Maryland (principal executive offices)	21619 (Zip Code)

(443) 519-0129
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2013, but effective on August 1, 2013, VR Holdings, Inc., a Delaware corporation (the “registrant” or “VR Holdings”) executed that certain Consulting Agreement (the “Consulting Agreement”) with Schneider Mitigation Group (“Schneider”).

Pursuant to the Consulting Agreement, Schneider agreed to provide business development and corporate management services along with consulting for capital structure, finance, and mitigation. Specifically, Schneider agreed to provide for:

•	The maintaining of reporting status and filings in whatever manner may be deemed necessary which includes satisfying a perceived short term capital need of up to $25,000 which may need to be paid in the next few days;
•	Working capital for the registrant which includes a target of $1,500,000; and
•	An operating strategy and business for the registrant.

The Consultant shall determine the manner in which the services under the Consulting Agreement are to be performed and the specific hours to be worked by the Consultant. Primary management duties will be fulfilled by Mr. Gregory Gennace and the registrant will rely on the Consultant to work as many hours as may be reasonably necessary to fulfill the Consultant’s obligations under the Consulting Agreement.

The registrant agreed to pay the Consultant 50,000,000 shares of the registrant’s common stock upon signing the Consulting Agreement. Additionally, as the plaintiff and beneficiary of a potential award resulting from a civil complaint filed in the Circuit Court of Cook County, Illinois filed against Cerberus Capital Management, LP, et al (the “Lawsuit”) the registrant agreed to pay the Consultant the first $5,000,000 of any proceeds recovered through settlement or garnishment action(s) from the Lawsuit. Additionally, the registrant will make commission payments to the Consultant based on five percent of the gross profit or selling price of all merchandise and products and contemplated services of the registrant created through the Consultant’s business development efforts.

The Consulting Agreement shall become effective on the date stated above and shall remain in effect for a period of one year unless terminated for breach or as provided in the Consulting Agreement. The Consulting Agreement may be renewed or terminated through mutual agreement of the parties.

It was understood by the parties that the Consultant is an independent contractor with respect to the registrant, and not an employee of the registrant. The registrant will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of the Consultant, or its employees.

The Consultant agreed to indemnify and hold the registrant harmless from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against the registrant that result from the acts or omissions of the Consultant, the Consultant’s employees, if any, and the Consultant’s agents, with the exception of any executives hired by the registrant on the Consultant’s recommendation. The Consultant’s obligations under the Consulting Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of the registrant.

Recognizing that the various items of information are special and unique assets of the registrant that need to be protected from disclosure, and in consideration of the disclosure of the Information, the Consultant agreed that for a period of 18 months following the termination of the Consulting Agreement, whether such termination is voluntary or involuntary, the Consultant will not directly or indirectly engage in any business competitive with the registrant. This covenant shall apply to the geographical area that includes United States of America and Canada. Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, or (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of the registrant for the benefit of a third party that is engaged in such business. The Consultant and the registrant agreed that this non-compete provision will not adversely affect the livelihood of the Consultant.

A copy of the Consulting Agreement is attached to this Form 8-K as an exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, above.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transaction. Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Consulting Agreement by and between VR Holdings, Inc. and Schneider Mitigation Group, dated August 15, 2013, but effective as of August 1, 2013.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2013	VR HOLDINGS, INC.

By /s/ John E. Baker
John E. Baker, Chief Executive Officer